SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
October 27, 2009

DRINKS AMERICAS HOLDINGS, LTD.
(Exact Name of Registrant as Specified in its Charter)

Delaware	33-55254-10	87-0438825
State of	Commission	IRS Employer
Incorporation	File Number	I.D. Number

372 Danbury Road, Suite 163, Wilton, Connecticut 06897
Address of principal executive offices

Registrant's telephone number: (203) 762-7000

(Former Name or Former Address, if Changed Since Last Report)

Item 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATIONUNDER AN OFF-BALNANCE SHEET ARRANGEMENT OF A REGISTRANT.

On October 27, 2009, St. George Investments, LLC (“St. George”) declared a default under our $4,400,000 debenture as a result of the failure of certain shares of our common stock, which were pledged by certain shareholders and the Company, to secure the debenture that had been acquired by St. George. The terms of the St. George investments were the subject of Current Reports on Forms 8-K filed with the Securities and Exchange Commission on June 25, 2009 and August 31, 2009.

The Company has secured an agreement from St. George not to enforce the default based on any decline in value of the pledge shares that has occurred in the past or that may occur prior to December 31, 2006.  Under the terms of such agreement, 3,209,997 pledge shares owned by the Company’s shareholders have become the property of St. George.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 2, 2009

DRINKS AMERICAS HOLDINGS, LTD.

By:	/s/ J. Patrick Kenny
J. Patrick Kenny, President and CEO